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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 25, 1997 and August 23, 1994 with respect to the consolidated financial statements of Memorial Hospital
Foundation -- Palestine, Inc., in the Registration Statement (Form S-1) and related Prospectus of Province Healthcare Company (formerly known as Brim, Inc. until January 16, 1997 and as Principal Hospital Company from January 16, 1997 until February 4, 1998) for the registration of common stock.



                                          Harrell, Rader, Bonner & Bolton LLP


Palestine, Texas

February 4, 1998